BY-LAWS

                                       OF

                        SCUDDER MANAGED MUNICIPAL BONDS

                               September 24, 1976


                      AS AMENDED THROUGH DECEMBER 31, 1979

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I - DEFINITIONS                                                        1

ARTICLE II - OFFICES                                                           1
  Section 1.  Principal Office                                                 1
  Section 2.  Other Offices                                                    1

ARTICLE III - SHAREHOLDERS                                                     2
  Section 1.  Meetings                                                         2
  Section 2.  Notice of Meetings                                               2
  Section 3.  Record Date for Meetings
                and Other Purposes                                             2
  Section 4.  Proxies                                                          3
  Section 5.  Inspection of Records                                            4
  Section 6.  Action without Meeting                                           4

ARTICLE IV - TRUSTEES                                                          5
  Section 1.  Meetings of the Trustees                                         5
  Section 2.  Quorum and Manner of Acting                                      6

ARTICLE V - COMMITTEES                                                         6
  Section 1.  Executive and Other Committees                                   6
  Section 2.  Meeting, Quorum and Manner of Acting                             7

ARTICLE VI - OFFICERS                                                          8
  Section 1.  General Provisions                                               8
  Section 2.  Term of Office and Qualifications                                8
  Section 3.  Removal                                                          8
  Section 4.  Powers and Duties of the President                               9
  Section 5.  Powers and Duties of Vice Presidents                             9
  Section 6.  Powers and Duties of the Treasurer                              10
  Section 7.  Powers and Duties of the Secretary                              10
  Section 8.  Powers and Duties of Assistant
                Treasurers                                                    10
  Section 9.  Powers and Duties of Assistant
                Secretaries                                                   11
  Section 10. Compensation of Officers and Trustees
                and Members of Advisory Board                                 11

ARTICLE VII - FISCAL YEAR                                                     11

ARTICLE VIII - SEAL                                                           12

ARTICLE IX - WAIVERS OF NOTICE                                                12

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                                      -2-


TABLE OF CONTENTS (continued)

                                                                            Page
                                                                            ----
ARTICLE X - CUSTODY OF SECURITIES                                             13
  Section 1.  Employment of a Custodian                                       13
  Section 2.  Action Upon Termination of Custodian
                Agreement                                                     13
  Section 3.  Provisions of Custodian Contract                                13
  Section 4.  Central Certificate System                                      14
  Section 5.  Acceptance of Receipts in Lieu of
                Certificate                                                   14

ARTICLE XI - AMENDMENTS                                                       15

ARTICLE XII - MISCELLANEOUS                                                   15

ARTICLE XIII - INVESTMENTS; BORROWING AND PLEDGING                            19

                                     BY-LAWS

                                       OF

                         SCUDDER MANAGED MUNICIPAL BONDS


                                    ARTICLE I

                                   DEFINITIONS

     The terms "Commission", "Custodian", "Declaration", "Distributor", "Investment Adviser", "Municipal Bonds", "1940 Act", "Shareholder", "Shares", "Transfer Agent", "Trust", "Trust Property", "Trustees", and "vote of a majority of the shares outstanding and entitled to vote", have the respective meanings given them in the Declaration of Trust of Scudder Managed Municipal Bonds dated September 24, 1976, as amended from time to time.

                                   ARTICLE II

                                     OFFICES

     Section 1. Principal Office. Until changed by the Trustees, the principal office of the Trust in the Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.

     Section 2. Other Offices. The Trust may have offices in such other places without as well as within the Commonwealth as the Trustees may from time to time determine.

                                  ARTICLE III

                                  SHAREHOLDERS

     Section 1. Meetings. Meetings of the Shareholders shall be held as provided in the Declaration at such place within or without the Commonwealth of Massachusetts as the Trustees shall designate. The holders of a majority of outstanding Shares present in person or by proxy shall constitute a quorum at any meeting of the Shareholders.

     Section 2. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his address as recorded on the register of the Trust mailed at least (10) days and not more than sixty (60) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized is filed with the records of the meeting.

     Section 3. Record Date for Meetings and Other Purposes. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than sixty (60) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determinations of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration.

     Section 4. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole share shall be entitled to one vote as to any matter on which it is entitled by the Declaration to vote, and each fractional Share shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

     Section 5. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

     Section 6. Action without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE IV

                                    TRUSTEES

     Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, or wirelessed to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference


                         [Amended by trustees 11/9/76]

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                                      -6-


meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

      Section 2. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

                                    ARTICLE V

                                   COMMITTEES

      Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) to hold office at the pleasure of the

Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration or these By-Laws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own Chairman.

      Section 2. Meetings, Quorum and Manner of Acting. The Trustees may (1) provide for stated meetings of any Committee (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

      The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the Office of the Trust.

                                   ARTICLE VI

                                    OFFICERS

      Section 1. General Provisions. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

      Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration or these By-Laws, the President, the Treasurer and the Secretary shall each hold office until his successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. The Secretary and Treasurer may be the same person. A Vice President and the Treasurer or a Vice President and the Secretary may be the same person, but the offices of Vice President, Secretary and Treasurer shall not be held by the same person. The President shall hold no other office. Except as above provided, any two offices may be held by the same person. Any officer may be but none need be a Trustee or Shareholder.

      Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by any officer or committee may be removed with or without cause by such appointing officer or committee.

      Section 4. Powers and Duties of the President The President may call meetings of the Trustees and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise a general supervision and direction over the affairs of the Trust. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties, as, from time to time, may be conferred upon or assigned to him by the Trustees.

      Section 5. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

      Section 6. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust which may come into his hands to such Custodian as the Trustees may employ pursuant to Article X of these By-Laws. He shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

      Section 7. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholder in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

      Section 8. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

      Section 9. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary.

Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

      Section 10. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration, the compensation of the officers and Trustees and members of the Advisory Board shall be fixed from time to time by the Trustees or , in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

                                  ARTICLE VIII

                                   FISCAL YEAR

      Commencing January 1, 1978, the fiscal year of the Trust shall begin on the first day of January and end on the thirty-first day of December of each year, provided, however, that the Trustees may from time to time change the fiscal year.

                         [Amended by trustees 11/1/77]

                                  ARTICLE VIII

                                      SEAL

      The Trustees shall adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

                                   ARTICLE IX

                                WAIVERS OF NOTICE

      Whenever any notice whatever is required to be given by law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wirelessed for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or wireless company with instructions that it be telegraphed, cabled or wirelessed. Any notice shall be deemed to be given at the time when the same shall be mailed, telegraphed, cabled or wirelessed.

                                    ARTICLE X

                              CUSTODY OF SECURITIES

      Section 1. Employment of a Custodian. The Trust shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments included in the Trust Property. The Custodian (and any sub-custodian) shall be a bank having not less than $2,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the Trustees, who shall fix its remuneration.

      Section 2. Action Upon Termination of Custodian Agreement. Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special meeting of the Shareholders to determine whether the Trust shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding voting securities, the Custodian shall deliver and pay over all Trust Property held by it as specified in such vote.

      Section 3. Provisions of Custodian Contract. The following provisions shall apply to the employment of a Custodian and to any contract entered into with the Custodian so employed:

                        [Amended by shareholders 3/7/79]

      The Trustees shall cause to be delivered to the Custodian all securities included in the Trust Property or to which the Trust may become entitled, and shall order the same to be delivered by the Custodian only in completion of a sale, exchange, transfer, pledge, loan of portfolio securities to another person, or other disposition thereof, all as the Trustees may generally or from time to time require or approve or to a successor Custodian; and the Trustees shall cause all funds included in the Trust Property or to which it may become entitled to be paid to the Custodian, and shall order the same disbursed only for investment against delivery of the securities acquired or the return of cash held as collateral for loans of portfolio securities, or in payment of expenses, including management compensation, and liabilities of the Trust, including distributions to shareholders, or to a successor Custodian.

      Section 4. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the

Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

      Section 5. Acceptance of Receipts in Lieu of Certificates. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

                                   ARTICLE XI

                                   AMENDMENTS

      These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by (a) vote of a majority of the outstanding voting securities or (b) by the Trustees, provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-Laws, a vote of the Shareholders or if such amendment, adoption or repeal changes or affects the provisions of Sections 1, 2 and 3 of Article X or the provisions of this Article XI, or of Article XII or Article XIII.

                                   ARTICLE XII

                                  MISCELLANEOUS

      (A) Except as hereinafter provided, no officer or Trustees of the Trust and no partner, officer, director or shareholder of the Investment Adviser of the Trust (as that term is defined in the Investment Company Act of 1940) or of the underwriter or the Trust, and no Investment Adviser or underwriter of the Trust, shall take long or short positions in the securities issued by the Trust.

            (1) The foregoing provisions shall not prevent the underwriter from purchasing Shares from the Trust if such purchases are limited (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to purchases for the purpose of filling orders for such Shares received by the underwriter, and provided that orders to purchase from the Trust are entered with the Trust or the Custodian promptly upon receipt by the underwriter of purchase orders for such Shares, unless the underwriter is otherwise instructed by its customer.

            (2) The foregoing provision shall not prevent the underwriter from purchasing Shares of the Trust as agent for the account of the Trust.

            (3) The foregoing provisions shall not prevent the purchase from the Trust or from the underwriter of Shares issued by the Trust, by any officer, or Trustee of the Trust or by any partner, officer, director or shareholder of the Investment Adviser of the Trust or of the underwriter of the Trust at the price available to the public generally at the moment of such purchase, or as described in the then currently effective Prospectus of the Trust.

            (4) The foregoing shall not prevent the Investment Adviser, or any affiliate thereof, of the Trust from purchasing Shares prior to the effectiveness of the first registration statement relating to the Shares under the Securities Act of 1933.

      (B) The Trust shall not lend assets of the Trust to any officer or Trustee of the Trust, or to any partner, officer, director or shareholder of, or person financially interested in, the Investment Adviser of the Trust, or the underwriter of the Trust, or to the Investment Adviser of the Trust or to the underwriter of the Trust.

      (C) The Trust shall not impose any restrictions upon the transfer of the Shares of the Trust except as provided in the Declaration, but this requirement shall not prevent the charging of customary transfer agent fees.

      (D) The Trust shall not permit any officer or Trustee of the Trust, or any partner, officer or director of the Investment Adviser or underwriter of the Trust to deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust or partners, officers or directors of the Investment Adviser or underwriter of the Trust from buying, holding or selling shares in the Trust, or from being partners, officers or directors of or otherwise financially interested in the Investment Adviser or underwriter of the Trust;
(b) purchases or sales of securities or other property by the Trust from or to an affiliated person or to the Investment Advisers or underwriters of the Trust if such transaction is exempt from the applicable provisions of the 1940 Act;
(c) purchases of investments for the portfolio of the Trust or sales of investments owned by the Trust through a security dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust, or a partner, officer or director of the Investment Adviser or underwriter of the Trust, if such transactions are handled in the capacity of broker only and commissions charged do not exceed customary brokerage charges for such services; (d) employment of legal counsel, registrar, Transfer Agent, dividend disbursing agent or Custodian who is, or has a partner, shareholder, officer, or director who is, an officer or Trustee of the Trust, or a partner, officer or director of the Investment Adviser or underwriter of the Trust, if only customary fees are charged for services to the Trust; (e) sharing statistical research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust, or a partner, officer or director of the Investment Adviser or underwriter of the Trust, is an officer or director or otherwise financially interested.

                                  ARTICLE XIII

                       INVESTMENTS; BORROWING AND PLEDGING

      The Trust shall be subject to the following restrictions and limitations:

            (A) The Trust shall not purchase the securities of any issuer if such purchase at the time thereof would cause more than five percent (5%) of the total assets of the Trust (taken at market value) to be invested in the securities of such issuer. The foregoing limitations shall not apply to investments in Government securities as defined in the 1940 Act.

            (B) The Trust shall not purchase securities (except Government securities as defined in the 1940 Act) of any issuer if such purchase at the time thereof would cause more than ten percent (10%) of any class of securities of such issuer to be held by the Trust. For the purpose of this limitation, all indebtedness of an issuer shall be deemed a single class.

            (C) The Trust shall not purchase securities issued by any other investment company or investment trust except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or except when such purchase, though not made in the open market, is part of a plan of merger, consolidation, or acquisition of assets, provided, however, that the Trust shall not purchase the securities of any investment companies or investment trusts if such purchase at the time thereof would cause more than ten percent (10%) of the total assets of the Trust (taken at market value) to be invested in the securities of such issuers, and provided, further, that the Trust shall not purchase securities issued by any other open-end investment company.

            (D) The Trust shall not purchase securities of any issuer if such purchase at the time thereof would cause more than five percent (5%) of the total assets of the Trust (taken at market value) to be invested in securities of issuers which have a record of less than three (3) years' continuous operation including, however, in such three (3) years the operation of any predecessor entity or entities if the issuer whose securities are proposed as an investment for funds of the Trust has come into existence as a result of a merger, consolidation reorganization, or the purchase of substantially all the assets of such predecessor entity or entities. The foregoing limitation shall not apply to investments in Government securities as defined in the 1940 Act or to investments in Municipal Bonds which are rated by at least two nationally recognized Municipal Bond rating services.

            (E) Notwithstanding the foregoing paragraphs (A), (B), (C) and (D), any investment company, whether organized as a trust, association, limited partnership or corporation, or a personal holding company, may be merged or consolidated with or acquired by the Trust, provided that if such merger, consolidation or acquisition results in an investment in the securities of any issuer prohibited by said paragraphs, the Trust shall within sixty (60) days after the consummation of such merger, consolidation or acquisition dispose of all of the securities of such issuer so acquired or such portion thereof as shall bring the total investment therein within the limitations imposed by said paragraphs above as of the date of consummation.

            (F) The Trust shall not purchase or retain in its portfolio any securities issued by an issuer any of whose officers, directors, partners, trustees, or security holders is an officer or Trustee of the Trust, or is a member, officer, director, partner or trustee of the Investment Adviser of the Trust, if after the purchase of the securities of such issuer by the Trust one or more of such persons owns beneficially more than one-half of one percent (1/2%) of the shares or securities, or both (all taken at market value), of such issuer, and such persons owning more than one-half of one percent (1/2%) of such shares or securities together own beneficially more than five percent (5%) of such shares or securities or both (all taken at market value).

            (G) The Trust shall not borrow amounts in excess of five percent (5%) of the gross assets of the Trust taken at cost determined in accordance with good accounting practice, and no borrowing shall be undertaken except as a temporary measure for extraordinary or emergency purposes.

            (H) The Trust shall not pledge, mortgage or hypothecate the assets of the Trust taken at market value to an extent greater than ten percent (10%) of the gross assets of the Trust taken at cost.

            (I) The Trust shall not

                  (a) purchase any securities or evidences of interest therein on "margin", that is to say in a transaction in which it has borrowed all or a portion of the purchase price and pledged the purchased securities or evidences of interest therein as collateral for the amount so borrowed, provided that this limitation shall not apply to such short-term credits as are necessary for clearance of transactions.

                  (b) sell or contract to sell any security which it does not own unless by virtue of its ownership of other securities it has at the time of sale a right to obtain securities equivalent in kind and amount to the securities sold and provided that if such right is conditional the sale is made upon the same conditions, and

                  (c) purchase or sell any put or call options or any
            combination thereof, provided, however, that nothing herein shall prevent the purchase, ownership, holding or sale of warrants where the grantor of the warrants is the issuer of the underlying securities.

                                 END OF BY-LAWS